Exhibit 99.1

Sequential Brands Group Provides Updated Financial

Projections Following Completion of Merger with Martha Stewart

Living Omnimedia

Updated Annual Financial Projections of $4 Billion Retail Sales, $150 to

$155 million Revenue and $92.5 to $95.0 million Adjusted EBITDA Post Integration

NEW YORK, Dec. 21, 2015 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (Nasdaq:SQBG) ("Sequential" or the "Company") announced today updated financial projections based on the recent completion of its merger with Martha Stewart Living Omnimedia (“MSLO”).

Merger Highlights and Strategic Benefits

•	Strong Growth Potential: Long term opportunity for Sequential to achieve or surpass $75 million in annual merchandising royalty revenue for the Martha Stewart and Emeril brands (the “Brands”) as a result of the combination of Sequential’s platform with MSLO. Opportunity to expand the Brands with core retail and e-commerce partners, into additional categories, such as Martha Stewart in food, and overseas, including Asia, Latin America and Europe.

•	Leveraging Operating Efficiencies: Full integration of MSLO expected to be completed within 6 – 9 months. Upon completion, the Company expects to substantially convert MSLO into Sequential’s business model.

•	Significant Tax Benefit of Combined Merger: $114 million of NOLs from MSLO, combined with NOLs and tax benefits at Sequential increases the Company’s total potential tax deductions to $466 million, resulting in a tax benefit of $163 million. This will have an immediate and material impact to Sequential’s tax outlook for future years. Reconciliation tables will now report non-GAAP EPS adjusted for non-cash taxes, highlighting this cash benefit.

•	World-Class Partners with Renewed Commitments: Activity in work with current retail partners for the Brands, confirming growth opportunities and retailer commitment to the Brands. Highlights include:

o	The Home Depot, the largest home improvement retailer in the USA, has renewed its contract with Martha Stewart for an additional 3 years. Under the terms, The Home Depot will continue to sell Martha Stewart Living™ products across multiple categories including kitchens, holiday, closets and cabinet hardware.

o	New collection of Martha Stewart Home Office products expected to launch in Staples stores nationwide beginning January 2016.

o	New partnership with Amazon recently launched the Martha Stewart “American Made” store.

Financial Update

As a result of the merger, the Company is increasing its full year 2015 projections to $85 - $87 million of revenue and $51 - $53 million of adjusted EBITDA. The Company is projecting $145 - $150 million of revenue and $83 - $87 million of adjusted EBITDA for calendar year 2016, inclusive of approximately $100 million of guaranteed minimum revenues. Consistent with the Company's prior results, revenue for 2016 is expected to be weighted to the third and fourth quarter due to seasonality in the businesses of many of the Company’s licensees.

The Company is increasing its forward looking twelve-month run-rate from $98 - $100 million of revenue and $61 - $63 million of adjusted EBITDA to a new annual run-rate of $150 - $155 million revenue and $92.5 - $95.0 million adjusted EBITDA, following completion of the merger integration. The Company currently has approximately $510 million of net debt, inclusive of cash on hand.

The Company recently released a new three-year plan, with the goal of achieving $250 million of revenue and $175 of adjusted EBITDA.

Investor Call and Webcast:

Management will provide further commentary today, December 21, 2015, via a conference call and webcast beginning at approximately 8:30am ET. To join the conference call, please dial 877-407-0789 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

In this press release, we provide estimates of Adjusted EBITDA. This measure is an alternative to the information calculated under generally accepted accounting principles (GAAP), as provided in the reports we file with the Securities and Exchange Commission. We consider Adjusted EBITDA to be a useful measure of our ongoing financial performance. See below for a reconciliation of this non-GAAP financial measure, along with non-GAAP net income and non-GAAP earnings per share to the most directly comparable GAAP measure. Non-GAAP financial measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Sequential relate to future results, or state intentions, beliefs, expectations or predictions of the future, which are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Sequential's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, revenue, sales and other projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions. For example, in this press release we may use forward-looking statements when addressing topics such as retail sales, revenue, EBITDA, the effects of net operating losses, integration efficiencies and product launches. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company and its predecessors, SQBG, Inc. and MSLO have filed with the Securities and Exchange Commission ("SEC"); (ii) general economic, market, or business conditions; (iii) the ability to successfully integrate acquisitions; (iv) the ability to realize anticipated benefits and synergies of acquisitions; (v) the potential impact of consummation of acquisitionson relationships, including with employees, licensees, customers and competitors; and (vi) other circumstances beyond our control. Refer to the section entitled "Risk Factors" in the Annual Reports on Form 10-K and Quarterly Reports on Form 10- Q of the Company and its predecessors for a discussion of important risks, uncertainties and other factors that may affect Sequential’s businesses, results of operations and financial condition. Sequential's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. Sequential is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries

Jaime Cassavechia, 212-518-4771 x108

jcassavechia@sbg-ny.com

Investor Relations Inquiries

Gary Klein, 646-564-2577

gklein@sbg-ny.com

Katherine Nash, 512-757-2566

knash@marthastewart.com

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015, Projected Fiscal Year 2016 and Post- Integration Run Rate

(in thousands, except share and per share numbers)

	(Unaudited)		(Unaudited)		(Unaudited)
	Projected Fiscal Year 2015		Projected Fiscal Year 2016		Post-Integration Run Rate
	High	Low	High	Low	High	Low

GAAP net (loss) income attributable to Sequential Brands Group, Inc.	$(726)	$(2,726)	$15,340	$13,065	$24,765	$23,465

Adjustments:
Interest expense, net	28,300	28,300	44,300	44,300	44,300	44,300
Depreciation and amortization	1,850	1,850	3,600	3,600	3,600	3,600
Taxes (g)	1,000	1,000	8,260	7,035	13,335	12,635
Deal costs (a)	14,000	14,000	-	-	-	-
Non-cash compensation	8,276	8,276	9,000	8,500	9,000	8,500
Gain on sale of People's Liberation brand (b)	(700)	(700)	-	-	-	-
Restructuring / Discontinued Operations (e)	1,000	1,000	6,500	6,500	-	-
	53,726	53,726	71,660	69,935	70,235	69,035

Adjusted EBITDA (1)	$53,000	$51,000	$87,000	$83,000	$95,000	$92,500

	(Unaudited)		(Unaudited)		(Unaudited)
	Projected Fiscal Year 2015		Projected Fiscal Year 2016		Post-Integration Run Rate
	High	Low	High	Low	High	Low

GAAP net (loss) income attributable to Sequential Brands Group, Inc.	$(726)	$(2,726)	$15,340	$13,065	$24,765	$23,465

Adjustments:
Deal costs (a)	14,000	14,000	-	-	-	-
Non-cash mark-to-market stock-based compensation expense (c)	538	538	-	-	-	-
Gain on sale of People's Liberation brand (b)	(700)	(700)	-	-	-	-
Write-off of deferred financing costs (d)	4,855	4,855	-	-	-	-
Restructuring / Discontinued Operations (e)	1,000	1,000	6,500	6,500	-	-
Net Adjustment for non-cash taxes (f)	-	-	7,260	6,035	12,335	11,635
Total non-GAAP adjustments	19,693	19,693	13,760	12,535	12,335	11,635

Non-GAAP net income (2)	$18,967	$16,967	$29,100	$25,600	$37,100	$35,100

Weighted average diluted shares	42,977,000	42,977,000	62,050,000	62,050,000	62,050,000	62,050,000

	(Unaudited)		(Unaudited)		(Unaudited)
	Projected Fiscal Year 2015		Projected Fiscal Year 2016		Post-Integration Run Rate
	High	Low	High	Low	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$(0.02)	$(0.06)	$0.25	$0.21	$0.40	$0.38

Adjustments:
Deal costs (a)	0.33	0.33	-	-	-	-
Non-cash mark-to-market stock-based compensation expense (c)	0.01	0.01	-	-	-	-
Gain on sale of People's Liberation brand (b)	(0.01)	(0.01)	-	-	-	-
Write-off of deferred financing costs (d)	0.11	0.11	-	-	-	-
Restructuring / Discontinued Operations (e)	0.02	0.02	0.10	0.10	-	-
Net Adjustment for non-cash taxes (f)	-	-	0.12	0.10	0.20	0.19
Total non-GAAP adjustments	$0.46	$0.46	$0.22	$0.20	$0.20	$0.19

Non-GAAP earnings per share (2)	$0.44	$0.40	$0.47	$0.41	$0.60	$0.57

(1)	Adjusted EBITDA is defined as net (loss)income, excluding interest income or expense, taxes, depreciation and amortization, and excluding deal costs, non-cash compensation, gain on sale of People's Liberation and restructuring / discontinued operations. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring / discontinued operations and adjustment for non-cash taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.
(b)	Represents the gain on sale of the People's Liberation brand in Q1 2015.
(c)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.
(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility in accordance with GAAP.
(e)	Represents costs related to restructuring charges and discontinued operations of the Martha Stewart Living Omnimedia Inc.
(f)	Adjustment to reflect that the Company will only pay cash taxes of approximately $1 million per year as the Company's NOL's and other tax benefits will reduce any additional tax obligation
(g)	Taxes for the purpose of this schedule represent the greater of $1 million or 35% of pre-tax GAAP income.